SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)		46285 (Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000
No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 17, 2006, Eli Lilly and Company (“Lilly”), Tour Merger Sub, Inc. (“Merger Sub”) and ICOS Corporation (“ICOS”), entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 16, 2006, by and among Lilly, Merger Sub, and ICOS (the “Amendment”). Pursuant to the Amendment, the proposed merger consideration was increased from $32.00 per share of ICOS common stock to $34.00 per share of ICOS common stock.
On December 18, 2006, Lilly issued a press release announcing the execution of the Amendment. A copy of this press release is included as Exhibit 99.1 hereto and included herein by reference.
Item 2.05 Costs Associated with Exit or Disposal Activities
and
Item 2.06 Material Impairments
As announced in June 2006, Lilly has been considering the future of three European facilities, which include the R&D facilities in Mont St. Guibert, Belgium and Hamburg, Germany, and the dry products manufacturing facility in Basingstoke, England. On October 16, 2006, the board of directors approved a plan to close the Basingstoke, England site, should management not be able to identify a viable option to sell the site. On December 15, 2006, management determined that no such option to sell existed, and decided to close the Basingstoke site and implement the social package, including severance payments, that was negotiated with the site works council and approved by the board of directors on October 16, 2006. Under the agreement, operations will continue during the rest of 2006 and decrease during 2007, with the official closing anticipated for December 31, 2007.
Restructuring charges of approximately $85-95 million related to closing the Basingstoke facility will occur primarily in the fourth quarter of 2006, composed of $20-25 million in severance related charges, substantially all of which is expected to be in cash, and $65-70 million in non-cash asset impairment charges.
Item 5.02 Compensatory Arrangements
On December 18, 2006, the board of directors approved the participation of executive officers in a new equity program under the company’s 2002 Lilly Stock Plan, the shareholder value award (SVA). The SVA replaces the company’s stock option program. The SVA pays out shares of stock based on the growth of the company’s stock price over a three-year performance period. Payouts range from zero to 140 percent of target for executive officers.
The following table shows the value of the 2007 equity grants for the named executive officers as determined by the compensation committee of the board of directors:

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Name	Shareholder Value Award ($)	Performance Awards ($)
Sidney Taurel	3,060,000	3,060,000
John C. Lechleiter, Ph.D.	1,989,000	1,989,000
Steven M. Paul, M.D.	1,200,000	1,200,000
Robert A. Armitage	855,000	855,000
Derica W. Rice	855,000	855,000
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit
99.1	Press release dated December 18, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ Derica W. Rice
	Name:	Derica W. Rice
	Title:	Senior Vice President and Chief Financial Officer

Dated: December 21, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release dated December 18, 2006.

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